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                  PRECISION CASTPARTS CORP.

         SUPPLEMENTAL RETIREMENT PLAN FOR EXECUTIVES


February 1, 1989, as amended


     Precision Castparts Corp., an Oregon corporation (the Company) wishes to provide supplemental retirement benefits for certain key employees as an incentive for them to develop careers with the Company and to perform with a degree of excellence that will promote the best interests of the Company. Therefore, the Company adopts the following Supplemental Retirement Plan for Executives (the Plan) effective as of February 1, 1989.

     1.   Eligibility and Participation

          1.1 Eligible Employees. Participation shall be limited to a select group of designated officers of the Company and of its Subsidiaries. "Subsidiary" means a corporation more than 50 percent of the outstanding voting stock of which is owned by the Company.

          1.2 Selection of Participants. Participants shall be selected by the Compensation Committee of the Board of Directors of the Company (the Committee). An officer may be selected for participation at any time. The Committee may also remove a participant from the plan on a prospective basis, with or without cause. Any such removal shall only affect future accruals of benefits, and shall not, in itself, cause a forfeiture of benefits already accrued.

          1.3 Enrollment. When selected, the officer shall be notified and given a Statement of Participation signed by the Company. The officer shall enroll for participation by completing the Statement of Participation, including all required benefit elections, signing it and returning it to the Administrator of the Plan appointed by the Committee (the Administrator). The Statement of Participation shall be effective on the date signed by the officer.

     2.   Supplemental Benefits

          2.1  Normal Retirement Benefit






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               2.1-1     Subject to 2.1-2, the basic
supplemental benefit on normal retirement with 25 Years of Benefit Service (YBS) shall be a monthly pension for life equal to 55 percent of Final Average Pay (FAP) minus the Retirement Plan Benefit (RPB) and the Primary social
Security Benefit (PSSB).

               2.1-2     The basic supplemental benefit for
any participant who is a Five Percent Shareholder of the Company shall be half the amount otherwise provided under 2.1-1 and related provisions. If a participant stops being a Five Percent Shareholder, the foregoing restriction shall not apply to additional benefits accrued for Benefit Service after the Five Percent Shareholder status ends. A participant shall be considered a Five Percent Shareholder if:

               (a)       The person owns, directly or
indirectly, securities of the Company representing 5 percent or more of the combined voting power of the Company's then outstanding securities, and

               (b)       The person has owned securities
meeting the requirements of (a) for 20 or more years while an employee of the Company.

               2.1-3     For a participant with less than 25
Years of Benefit Service at normal retirement, the basic benefit shall be reduced by 1/25th for each year less than
25. The benefit for each Year of Benefit Service over 25 shall be one-half of one percent (.5 percent) of Final Average Pay, minus any portion of the Retirement Plan Benefit and Primary Social Security Benefit that exceeds the basic benefit under 2.1-1 for the first 25 Years of Benefit Service. The benefit for a partial year at the end of a participant's period of service shall be prorated based on the number of months in which the participant performs services during the year.

               2.1-4     The basic supplemental benefit can
be expressed as follows:

               (a)       (55% of FAP) ((YBS up to 25)/25)

                            PLUS

               (b)       (.5% of FAP) (YBS over 25)



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                            MINUS

               (c)       (RPB + PSSB)

          2.2  Definitions

               2.2-1     The "Final Average Pay' and
"Primary Social Security Benefit" amounts are the amounts determined under the Precision Castparts Corp. Retirement
Plan (the Retirement Plan) sections 7.02-4 through 7.02-6
(as set out in the attached Addendum) to fix the Retirement
Plan Benefit, except as follows:

               (a)       Half of any bonuses and all of any
deferred compensation shall be included in determining Final
Average Pay, and

               (b)       Section 7.02-6(d) shall not apply.

               2.2-2     "Retirement Plan Benefit" means the
sum of the following amounts:

               (a)       The monthly benefit under the
Retirement Plan (excluding any Prior  Profit Sharing Plan
Benefit) for the participant upon normal retirement at age
65 in the form of a straight life annuity.

               (b)       The monthly benefit for the
participant under any defined benefit pension plan other than the Retirement Plan from Service counted for benefits under this Plan, expressed as a normal retirement benefit at age 65 in the form of a straight life annuity using the actuarial equivalency factors applicable to the Retirement Plan, and disregarding any benefit derived from employee contributions to such plan or rollovers to such plan derived from a source other than employer contributions relating to the period of Service counted for benefits under this Plan. If benefits are provided for a participant under the foregoing sentence with respect to more than one plan, all such benefits shall be combined.

               (c)  The monthly benefit for the participant
a defined contribution pension plan relating to Service counted for benefits under this Plan, expressed as a normal retirement benefit at age 65 in the form of a straight life annuity using the actuarial equivalency factors applicable to the Retirement Plan, and disregarding any benefit derived from employee pre-tax or after-tax contributions to such plan or rollovers to such plan derived from a source other

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than employer contributions relating to the period of
Service counted for benefits under this Plan. If benefits are provided for a participant under the foregoing sentence with respect to more than one plan, all such benefits shall be combined. If the defined contribution plan is a plan under which employer contributions are made to match, wholly or partly, employee pre-tax or after-tax contributions under the plan, then the offset for the defined contribution plan shall be calculated assuming the employee's account has been credited with the maximum matching contributions the employee could have had credited by making employee contributions, carried forward at the interest rate applicable for the relevant period of Service for purposes of actuarial equivalencies under the Retirement Plan.

               2.2-3     "Normal Retirement" means
retirement under the Retirement Plan at or after age 65.

               2.2-4     "Year of Benefit Service" means a
period of 12 months based on the anniversary of the date the employee first performs an hour of service as an employee of the company or a Subsidiary. No service for a business before the date it becomes a Subsidiary shall be counted as Benefit Service. Except for periods of disability as described below, periods of employment other than as a regular full-time employee shall be disregarded and service credit shall be reduced accordingly. If a person becomes totally and permanently disabled while a participant accruing Benefit service and qualifies for disability income payments under Social Security, the participant shall continue to accrue Years of Benefit Service during disability up to age 65 or earlier retirement if:

               (a)       The disability was directly related
to and arose from the participant's employment, or

               (b)       The participant had 10 Years of
Eligibility Service before the disability occurred.

               2.2-5     "Years of Eligibility Service"
means Years of Benefit Service as defined in 2.2-4 plus any Years of Service (as defined in the Retirement Plan) performed for a business before the date it became a Subsidiary.






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          2.3  Early Retirement Benefit

               2.3-1     An early retirement supplemental
benefit shall be payable for a participant who terminates employment before normal retirement but after age 55 with at least 10 Years of Eligibility Service. The benefit shall be the normal retirement basic supplemental benefit reduced as described in 2.3-2 by 6 percent for each year by which the termination date precedes the date the participant would have first qualified for normal retirement as defined in
2.2. The reduction for partial years shall be prorated monthly, based on calendar months with a partial month at the beginning or end of the period disregarded if the affected portion of the month is less than 15 days.

               2.3-2     The early retirement reduction
described in 2.3-1 shall be applied after calculating a participant's benefit as for normal retirement, based on service and compensation to actual retirement, as follows:

               (a)       (55% of FAP) ((YBS up to 25)/25)
                         + (.5% of FAP) (YBS over 25)-(RPB +  PSSB)

                            TIMES

               (b)       (1-.06(65-age at actual retirement))

               2.2-3     No benefit shall be paid with
respect to a participant whose employment terminates before early retirement except under 2.4 or 4.

          2.4 Accelerated Vested Benefit. Subject to 2.5, an accelerated vested benefit shall be payable for a participant whose employment is terminated by the Company if the termination follows a Change in Control of the Company as defined in 10 and the termination occurs before the participant qualifies for normal or early retirement. The benefit shall be a lump sum payment in an amount equal to the actuarially determined present value of the participant's basic supplemental benefit on normal retirement, based on Final Average Pay and Years of Benefit Service as of the date of termination.

          2.5  Forfeiture of Benefit

               2.5-1     No benefit (other than a spouses
death benefit under 4) shall be payable with respect to a participant who terminates employment, regardless of cause,


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before qualifying for a normal retirement benefit, an early retirement benefit or an accelerated vested benefit or to any participant whose employment is terminated for misconduct during employment. Moreover, no normal or early retirement benefit or spouses death benefit shall be payable with respect to any participant who, after termination, engages in competition with the Company or a Subsidiary, as determined by the Committee in accordance with 2.5-3.

               2.5-2     "Misconduct during  employment"
means:

               (a)       Committing a fraudulent or
otherwise dishonest act related to employment;

               (b)       Making an unauthorized disclosure
of confidential information related to the Company or Subsidiary if the information was obtained during employment; or

               (c)       Engaging in competition while
employed.  Competition is defined in 2.5-3(a) and (b).

               2.5-3     Competition means doing either of
the following within three years after termination of employment:

               (a)       Making an unauthorized disclosure
of confidential information related to the Company or any Subsidiary if the information was obtained during employment; or

               (b)       Engaging either as an employee,
partner, proprietor or otherwise, in a business in competition with the Company or any Subsidiary in the United
States in the manufacture or sale of investment castings.

               2.5-4     No forfeiture or absence of a
forfeiture shall constitute a waiver of or bar any other remedy that may be available to the Company or a Subsidiary under applicable law on account of the misconduct or competition.

          2.6  Deferred Retirement Benefit.  If a
participant's employment with the Company or a Subsidiary continues past age 65, Years of Benefit Service shall continue to accrue and Final Average Pay shall be adjusted



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to actual retirement as provided in the Retirement Plan for deferred retirement. The benefit shall be based on the regular formula for normal retirement and no actuarial adjustment shall be made for starting benefits after age 65.

     3.   Payment of Benefits

           3.1 Start of Benefits. Benefits shall start on the first day of the second month after termination of employment, in the case of normal, deferred, accelerated vested or early retirement benefits, and on the first day of the second month after the participant's death in the case of a spouses death benefit under 4.

          3.2  Form of Benefit

               3.2-1     The normal form for payment of
benefits shall be a monthly annuity for the life of the participant.

               3.2-2     A participant may elect on
enrollment in the plan to receive benefits in the form of an actuarially equivalent contingent annuity with payment continued to the participant's spouse in full or at one-half. Such elections shall be irrevocable. Actuarial equivalency shall be determined based on the assumptions applicable to determining comparable benefits under the Retirement Plan. A benefit selection under this provision shall be void if the participant is not married on the date benefits are to start, and the benefit shall be paid in the normal form under 3.2-1. If a participant selects a spouses contingent annuity and on the date benefits start is married to a person other than the spouse on the enrollment date, the spouse on the benefit starting date shall be the contingent annuitant under the spouses contingent annuity and no benefit shall be payable to the person who was the spouse on the enrollment date.

               3.2-3     Accelerated vested benefits under
2.4 shall be paid in a lump sum.

     4.   Death Benefits

          4.1 Subject to 2.5, if a participant dies after starting to receive benefits, or dies after retiring under 2.2-3 or 2.3-1 but before starting benefits under 3.1, no death benefit shall be paid except as may be provided under



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the spouses contingent annuity benefit form if selected by
the deceased participant under 3.2 above upon enrollment in this plan.

          4.2  Except as provided in 4.3 and 4.4, if a
participant dies before starting to receive benefits or qualifying under 4.1, no benefit shall be paid.

          4.3 The surviving spouse of a participant who dies while employed and after meeting the age and service requirements for early or normal retirement shall receive a death benefit as follows:

               (a)       The benefit shall be a monthly
payment for the surviving spouses life, starting on the first day of the month after the participant's death.

               (b)       The amount shall be determined as
though the participant had retired on the date of death with benefits payable in the form of a contingent annuity with payments continued to the participant's spouse at one-half, except as provided in (c).

               (c)       If a participant elected under 3.2-
2 on enrollment to receive benefits in the form of a contingent annuity with payments continued to the participant's spouse in full, then the amount under (b) shall be determined using that benefit form.

          4.4 If a participant dies after qualifying for an accelerated vested benefit under 2.4 but before receiving the benefit, the surviving spouse shall receive the participant's accelerated vested benefit in a lump sum on the first day of the second month after the participant's termination of employment. If there is no surviving spouse, no benefit shall be paid under this provision.

     5.   No Advance Funding

          Benefits shall be paid from the general assets of the Company. The Company may, but shall not be required to set aside funds in advance for payment of benefits under the Plan. Even if funds are set aside, that shall not cause this to be a funded employee benefit plan. Participants' rights under this Plan shall be only as general creditors of the Company.




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     6.   Amendment and Termination

          The Board of Directors of the Company may amend or terminate this plan on the first day of any month by notice to the participants, but may not revoke benefits accrued by any participant (a) without adequate compensation or (b) after the occurrence of a Change in Control of the Company. If the Board of Directors decides to revoke accrued benefits for some or all participants, the accrued benefits of all affected participants shall be revoked in exchange for adequate compensation and such participants shall have no right to defer receipt of such compensation.

     7.   Not Contract of Employment

          This Plan shall not be a contract of employment between the Company or a subsidiary and any participant. No participant may object to termination of the Plan under paragraph 6 above. The Plan shall not prevent the Company or a Subsidiary from discharging any participant from employment at any time.

     8.   Claims Procedure

          8.1 Filing Procedure. Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request to the Administrator who shall respond in writing as soon as practicable. Verbal claims must be confirmed in writing by the claimant within a reasonable time. If no written confirmation is received within two weeks of a verbal claim, the Administrator may state the claim in writing communicated to the claimant and then proceed on that basis.

          8.2 Notice of Denial. If the claim or request is denied, the written notice of denial shall state:

               (a)       The reasons for the denial, with
specific reference to the Plan provisions on which the denial is based;

               (b)       A description of any additional
material or information required and an explanation of why it is necessary; and





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               (c)       An explanation of the Plan's claim
review procedure.

          8.3 Review Procedure. Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator, who shall inform the Committee. The original decision shall be reviewed by the Committee, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          8.4 Decision on Review. The decision on review shall ordinarily be made within 60 days. If an extension of time is required for a hearing or other special circumstance, the claimant shall be so notified and the time shall be 120 days. The decision shall be expressed in writing and shall state the reasons and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

     9.   General Provisions

          9.1 If suit or action is instituted to enforce any rights under the Plan, the prevailing party may recover from the other party reasonable attorneys' fees at trial and on any appeal.

          9.2  Any notice under this plan shall be in
writing and shall be effective when actually delivered or, if mailed, when deposited as registered or certified mail directed to the Company at the address stated in the Statement of Participation or to such other address as either party may specify by notice to the other party. Unless otherwise designated, notices to the Committee or the Administrator shall be sent to the address specified for the Company.

          9.3  The rights of a participant under this
agreement are personal. Except for amounts owing to or claimed by the Company or a Subsidiary and except for the limited provisions of 3.2 above, no interest of a participant or any beneficiary or representative of a participant may be directly or indirectly transferred, encumbered, seized by legal process or in any other way subjected to the claims of any creditor.



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          9.4  Following termination of employment, a
participant shall not be an employee of the Company or a Subsidiary for any purpose and payments under Section 3 shall not constitute salary or wages. A participant shall receive such payments as retirement benefits, not as compensation for performance of any substantial services.

          9.5 Except as provided in 9.3 above, this Plan shall be binding upon and inure to the benefit of the parties, their successors and assigns. If the Company or a Subsidiary merges, consolidates or otherwise reorganizes, or its assets or business are acquired by another company, this Plan shall be binding upon the successor company and shall apply to any employment of participants by the successor company.

     10.  Definition of Change in Control

          For purposes of this Plan, a "change in control of the company" shall be deemed to have occurred if:

               (a)       Any "person," as such term is used
in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

               (b)       During any period of two
consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors of the Company (the Board), and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were




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directors at the beginning of the period or whose election
or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

               (c)       The stockholders of the Company
approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 20 percent of the combined voting power of the Company's then outstanding securities; or

               (d)       The stockholders of the Company
approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     11.  Effective Date

          This Plan shall be effective February 1, 1989.

Company                       PRECISION CASTPARTS CORP.


                              By: /s/ WILLIAM C. MCCORMICK
                              ___________________________
                                      William C. McCormick















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                         ADDENDUM TO

   PRECISION CASTPARTS CORP.  SUPPLEMENTAL RETIREMENT PLAN

                       FOR EXECUTIVES

   Excerpts from Precision Castparts Corp. Retirement Plan

                      February 1, 1989


          7.02-4    "Final Average Pay' means the
participant's average monthly compensation in the five consecutive calendar years of highest compensation while employed by the Company or an affiliate. If a participant has fewer than five full calendar years of compensation, the first months (up to 60) shall be used, divided by the number of months actually used. Years separated by a period when the participant is not in such employment shall be treated as consecutive. Additional compensation paid at retirement or other termination of employment, such as for periods of unused vacation or sick leave, shall be attributed to calendar years by assuming that employment continued during the period based on which the compensation is measured.

          7.02-5    "Compensation" shall be determined as
follows:


               (a)  All non-deferred compensation
          reportable on Form W-2 shall be counted
          except commissions, bonuses, overtime
          pay, cash profit sharing distributions,
          cost-of-living allowances and imputed
          income from expense reimbursement or
          fringe benefits.

               (b)  During periods of reduced
          compensation because of such causes as
          illness, disability or leave of absence, compensation shall be figured at the last regular rate before the start of the period.

               (c)  Full-time equivalent pay shall
          be used for persons working part time.




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          7.02-6    "Primary Social Security Benefit" means
the primary insurance amount estimated for the participant on retirement at or after age 65 under the federal Social
Security Act determined as follows:

               (a)  The amount may be estimated
          from the regular pay rate under rules
          established by the committee assuming a
          standard pay progression over a full
          working career.

               (b)  The amount shall not be
          changed by amendments to the Social
          Security Act or cost-of-living index
          adjustments after the participant's
          actual termination date or age 65,
          whichever is first.

               (c)  If a participant retires
          early, the Primary Social Security
          Benefit shall be the amount that would
          be received at age 65 assuming level
          earnings at the participant's final rate of pay and no change in the Social
          Security Act.

               (d)  A participant may elect to
          have the amount calculated on the basis
          of actual pay history for the period up
          to separation from Service with Employer by submitting adequate proof of such history to the Administrator. The election must be made and the proof submitted within a reasonable period after separation has occurred and the participant has been notified of the amount of benefit and the right to elect under this provision.


Note: 7.02-6(d) is not applicable to SERP calculations of PSSB.








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